JOSEPHINE CHAUS


                                                              October 9, 1995


Board of Directors
Bernard Chaus, Inc.
1410 Broadway
New York, New York 10018

                  RE:      OPTION TO EXTEND LETTER OF CREDIT

Dear Sirs and Madam:

         I have heretofore arranged for the provision by Citibank, N.A. of a letter of credit expiring on January 31, 1995 (the "Letter of Credit") in the principal amount of $10.0 million to support the credit availability of Bernard Chaus, Inc. (the "Company") under the Amended and Restated Financing Agreement effective as of February 21, 1995 (the "Bank Agreement") with BNY Financial Corp.

         In order to provide the Company with maximum flexibility in satisfying its credit support needs through July 31, 1996 and in connection with the amendment to the Bank Agreement effective as of September 28, 1995, I hereby grant the Company an option (the "Option") effective as of October 6, 1995, to extend the expiration date of the Letter of Credit to July 31, 1996. This option shall be exercisable, in whole or in part, by the Company, acting through a Special Committee (the "Special Committee") consisting of independent members of the Board of Directors of the Company.

             The Special Committee shall have the right to exercise the Option to extend the Letter of Credit for all or any portion of such $10.0 million or for all or any portion of the period ending July 31, 1996. The Option shall be exercisable on not less than ten (10) days' notice to me prior to the scheduled January 31, 1996 expiration date of the Letter of Credit.

         I understand that, if the Option is exercised, I shall be entitled to certain warrants to purchase Common Stock, based upon the portion of the Option which is exercised, the number and terms of which shall be determined by the Special Committee consistent with past practices, and shall be subject to shareholder approval and receipt of a letter of a nationally recognized investment banking firm as to the commercial reasonableness thereof.

                                                     Very truly yours,


                                                     /s/ JOSEPHINE CHAUS
                                                     -------------------
                                                        Josephine Chaus


Accepted and Agreed to:
BERNARD CHAUS, INC.


By:  /s/ WAYNE MILLER
     ----------------
     Name:  Wayne Miller
     Title: Executive Vice President - Finance
            and Administration;  Chief Financial Officer


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